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                                                                   EXHIBIT 10.37

                              EMPLOYMENT CONTRACT
                   BETWEEN TELCO COMMUNICATIONS GROUP, INC.
                                      AND
                             NATALIE MARINE-STREET


     WHEREAS, Telco Communications Group, Inc. (the "Company") desires that Natalie Marine-Street ("Marine-Street") continue her employment with the Company as Executive Vice President, and Marine-Street desires to continue such employment, the parties freely enter into this Agreement this 3 day of May, 1996 under the following terms and conditions:

ITEM ONE - DUTIES OF Marine-Street
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     Marine-Street pledges to put all her strength, knowledge, and know-how into the Service of the Company. She shall work solely for the Company and she shall not engage in any activity which conflicts in any way with the business interests of the Company. Marine-Street hereby expressly acknowledges the Company's right to assign her different or additional duties. Marine-Street agrees to continue to devote her time, energy and skill to the services of the Company despite any change in position or title, provided that said change involves duties which are equally substantive, challenging, rewarding and that Marine-Street is equipped with the proper skills and training in order to effectively manage said change.

ITEM TWO - CONFIDENTIALITY
- --------   ---------------

     All confidential business procedures and other confidential information of the Company shall be kept confidential both during and after Marine-Street's termination of employment with the Company. Marine-Street will not at any time, either during or after her employment by the Company, directly or indirectly, disclose to others any confidential information of the company. While engaged as an employee of the Company, Marine-Street may only use confidential information of the Company for a purpose which is necessary to the carrying out of her duties as an employee of the Company, and Marine-Street may not make use of any confidential information of the Company after she is no longer an employee of the Company. All information, whether written or otherwise, regarding the Company's business, including information regarding customers, customer lists, costs, prices, earnings, products, machines, apparatus, systems, procedures, prospective and executed contracts and other business arrangements, and sources of supply are presumed to be confidential information of the Company except to the extent that such information may be otherwise lawfully and readily available to the general public.

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     All business documents; for example, computer programs, source codes, marketing material, marketing strategies, drawings, plans, forms, and correspondence, are the property of the Company and as such are to be saved and returned to the Company by the latest at the time of termination of employment.


ITEM THREE - COMPENSATION
- ----------   ------------

     Marine-Street's salary for the term of this agreement shall be at least $390,000.00. ($130,000.00 per year) Said salary shall be split equally over the term of her agreement She will receive her salary every month in bimonthly payments. Marine-Street's salary will be reviewed at least once annually. This amount shall not include any performance or other bonuses paid to Marine-Street.


ITEM FOUR - SICK LEAVE
- ---------   ----------

     In case of absence from work because of illness, the Company will pay Marine-Street's regular full salary for a period of up to four weeks. After such four week period, she will be eligible for regular disability benefits per Company policy.


ITEM FIVE - VACATION
- ---------   --------

     Marine-Street's annual vacation entitlement will be four (4) weeks or twenty (20) days during each full year of employment. Timing of vacation is to be in accordance with executive management approval.


ITEM SIX - BUSINESS EXPENSE
- --------   ----------------


     Business expenses associated with the performance of Marine-Street's duties on behalf of the Company will be reimbursed by the Company following submission of suitably prepared expense forms.


ITEM SEVEN - SOCIAL SECURITY AND PENSION BENEFITS
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     Social security eligibility and participation will be in accordance with applicatable U.S. statutes. Company provided retirement benefits and eligibility will be in accordance with the Company's Pension Plan.


ITEM EIGHT - CALCULATION OF BENEFITS
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     For purposes of determining all Company provided benefits related to length of service, Marine-Street's employment with the Company shall be considered to have commenced on July 23, 1993 and will be considered continuous from that date until her date of termination.


ITEM NINE - TERM OF AGREEMENT
- ---------   -----------------

     This Agreement shall expire on the third anniversary hereof unless terminated earlier. If Marine-Street decides not to execute this contract, her employment shall be on an "at-will" basis. That is, Marine-Street may resign from employment at any time and for any reason, and likewise the Company may terminate Marine-Street's employment at any time and for any reason. In such a case, the Company will compensate Marine-Street at her current rate of pay subject to potential increases at the discretion of the Company.


ITEM TEN - TERMINATION OF AGREEMENT
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     Termination of this Agreement shall occur automatically on the third anniversary of this Agreement. This Agreement shall not rollover for another term even though Marine-Street continues to perform the duties of her position and the Company takes no steps to terminate Marine-Street's employment. Absent a new written agreement, the employment of Marine-Street shall be "at-will" as defined above. This Agreement can be terminated prior to the third anniversary only for the following reasons:

     (a)  Death, total disability or resignation of Marine-Street;

     (b) A partial disability of Marine-Street which significantly affects her ability to exercise or perform the duties of her assigned position;

     (c) For "cause". For purposes of this Agreement, "cause" means fraud, misappropriation, or the intentional material damage of the property or business of the Company by Marine-Street, the commission of a felony by Marine-Street, gross negligence by Marine-Street in the performance of her duties or a severe financial downturn of the Company's sales and/or profits which, in the Company's judgment, requires the elimination of the position then held by Marine-Street.

     (d) If Marine-Street is terminated at anytime, for any reason, during the term of this agreement she shall be paid the greater of (a) the balance due under this employment agreement, or (b) Ninety Seven Thousand Five Hundred Dollars ($97,500.00).

ITEM ELEVEN - STOCK OPTION LOAN
- -----------   -----------------

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     The Company has granted Marine-Street a number of stock options. The
Company hereby agrees to provide Marine-Street with a stock loan (the "Loan") in an amount sufficient to exercise all of Marine-Street's options and to pay related Federal and State income taxes. Marine-Street shall be required to repay the Loan within 3 days of the sales of the stock purchased with the Loan. Collateral for the Loan shall be Telco common stock or other mutually agreed upon collateral. The Loan shall bear interest at the lowest rate permitted by law. Marine-Street shall not be obligated to exercise all of her options at once. The repayment of the Loan can be with cash or with shares of the Company stock at fair market value at the time Marine-Street elects to repay the Loan.

ITEM TWELVE - REVIEW PROCEDURE
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     Marine-Street shall have the right to appeal a discharge for cause decision by the Company's management to the President, and, if the President concurs in the discharge decision, to the Board of Directors.


ITEM THIRTEEN - AMENDMENT
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     This Agreement may be modified or canceled only by the mutual written agreement of Marine-Street and the Company.


ITEM FOURTEEN - GOVERNING LAW
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     This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.


ITEM FIFTEEN - SEVERABILITY
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     In the event that any provision or portion of the Agreement shall be determined to invalid or unenforceable for any reason, the remaining provisions of the Agreement shall be unaffected thereby and shall remain in full force and effect.


ITEM SIXTEEN - INTEGRATION
- ------------   -----------

     The terms of this Agreement as described above constitute the entire agreement between the Company and Marine-Street and supersede all prior agreements and understandings, whether written or oral, between them.

ITEM SEVENTEEN - EDUCATION
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     The Company agrees to pay for any job related training and/or continuing education courses that they and Marine-Street mutually agree are necessary for the successful performance of her duties.

ITEM EIGHTEEN - SUCCESSORS AND ASSIGNS
- -------------   ----------------------

     The right and obligations of Company under this agreement shall inrue to the benefit of, and shall be binding on, the Company and its successors and assigns.

     IN WITNESS WHEREOF, the parties to this Agreement, having read the foregoing provisions of this Agreement, and having agreed to the foregoing provisions with full understanding of their consequences; hereby execute this Agreement as of the effective date set forth below.


Telco Communications Group, Inc.

/s/ Donald A. Burns                     /s/ Natalie Marine-Street
- -----------------------------           ---------------------------------
Donald A. Burns, President              Natalie Marine-Street

Date May 3, 1996
    -------------------------           Date May 2, 1996
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